Exhibit (a)(1)(ii)

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. THIS LETTER OF TRANSMITTAL IS FOR USE IN ACCEPTING THE OFFER BY ALAMOS GOLD INC. TO PURCHASE ALL OF THE OUTSTANDING COMMON SHARES OF AURIZON MINES LTD.

LETTER OF TRANSMITTAL

AND ELECTION FORM

For Deposit of Common Shares of

Aurizon Mines Ltd.

Pursuant to the Offer dated January 14, 2013 made by

Alamos Gold Inc.

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON TUESDAY, FEBRUARY 19, 2013 (THE “EXPIRY TIME”), UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

USE THIS LETTER OF TRANSMITTAL IF:

1.      YOU WISH TO ACCEPT THE OFFER AND ARE DEPOSITING CERTIFICATE(S) REPRESENTING COMMON SHARES;

2.      YOU ARE A U.S. SHAREHOLDER AND WISH TO ACCEPT THE OFFER USING THE PROCEDURES FOR BOOK-ENTRY TRANSFER WITH DTC (as defined herein) AND DO NOT HAVE AN AGENT’S MESSAGE; OR

3.      YOU PREVIOUSLY DELIVERED A NOTICE OF GUARANTEED DELIVERY.

CANADIAN SHAREHOLDERS WHO ACCEPT THE OFFER THROUGH A BOOK-ENTRY

TRANSFER WITH CDS (as defined herein) WILL BE DEEMED TO HAVE COMPLETED AND

SUBMITTED A LETTER OF TRANSMITTAL AND BE BOUND BY THE TERMS HEREOF.

This Letter of Transmittal (or a manually executed facsimile hereof), properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, is to be used to deposit common shares (“Common Shares”) of Aurizon Mines Ltd. (“Aurizon”) under the offer dated January 14, 2013 (the “Offer”) made by Alamos Gold Inc. (the “Offeror”) to purchase, on the terms and subject to the conditions of the Offer, all of the issued and outstanding Common Shares, which includes Common Shares that may become issued and outstanding after the date of the Offer but before the Expiry Time upon the exercise, exchange or conversion of options or any other rights to acquire Common Shares (“Convertible Securities”).

This Letter of Transmittal or a manually executed facsimile hereof, properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, must be received by Kingsdale Shareholder Services Inc. (the “Depositary and Information Agent”) at the office specified on the back of this Letter of Transmittal, at or prior to the Expiry Time.

Holders of Common Shares (“Shareholders”) can also accept the Offer by following the procedures for book-entry transfer set forth in Section 3 of the Offer and Circular, “Manner of Acceptance — Acceptance by Book-Entry Transfer”. A Shareholder accepting the Offer by following the procedures for book-entry transfer does not need to use this Letter of Transmittal unless such Shareholder is following the procedures for book-entry transfer with The Depositary Trust Company or its nominee, which at the date hereof is Cede & Co. (“DTC”) and does not have an accompanying Agent’s Message (as defined in the Offer and Circular dated January 14, 2013 (the “Offer and Circular”)). Shareholders who accept the Offer through a book-entry transfer will be deemed to have completed and submitted a Letter of Transmittal and be bound by the terms hereof.

Accordingly, where Common Shares are deposited by book-entry transfer without delivery of an executed Letter of Transmittal, unless the context otherwise requires, references herein to the “undersigned” are to the person on whose behalf that book-entry transfer is made (notwithstanding that such person has not executed a Letter of Transmittal).

Shareholders who wish to accept the Offer but (a) whose certificate(s) representing such Common Shares are not immediately available, (b) who cannot complete the procedure for book-entry transfer of such Common Shares on a timely basis, or (c) whose certificate(s) and all other required documents cannot be delivered to the Depositary and Information Agent at or prior to the Expiry Time, must deposit their Common Shares according to the guaranteed delivery procedure set out in Section 3 of the Offer and Circular, “Manner of Acceptance — Procedure for Guaranteed Delivery” by using the accompanying Notice of Guaranteed Delivery (printed on GREEN paper) or a manually executed facsimile thereof. See Instruction 2 herein, “Procedure for Guaranteed Delivery”.

The terms and conditions of the Offer are incorporated by reference into this Letter of Transmittal. The Offer and Circular contain important information and Shareholders are urged to read the Offer and Circular in its entirety. Capitalized terms used but not defined in this Letter of Transmittal which are defined in the Offer and Circular have the respective meanings ascribed thereto in the Offer and Circular.

All dollar references in this Letter of Transmittal refer to Canadian dollars, except where otherwise indicated.

The Depositary and Information Agent, Dundee Capital Markets, as Dealer Manager (the “Dealer Manager”) (the addresses and telephone numbers of which are located on the back page of this Letter of Transmittal) or your broker or other financial advisor can assist you in completing this Letter of Transmittal. Shareholders whose Common Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should immediately contact such nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit their Common Shares under the Offer.

YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW. DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ON THE BACK PAGE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY AND INFORMATION AGENT.

IF YOU ARE A U.S. SHAREHOLDER (as defined in Block D below), YOU MUST ALSO COMPLETE ENCLOSED IRS FORM W-9 OR IRS FORM W-8, WHICHEVER IS APPLICABLE (SEE INSTRUCTION 9, “IMPORTANT TAX INFORMATION FOR U.S. SHAREHOLDERS”).

Please read carefully the Instructions set forth below before completing this Letter of Transmittal.

TO:	ALAMOS GOLD INC.
AND TO:	KINGSDALE SHAREHOLDER SERVICES INC., as Depositary and Information Agent

Upon the terms (including the right of withdrawal) and subject to the conditions of the Offer and in this Letter of Transmittal, the undersigned hereby irrevocably accepts the Offer and deposits under the Offer the Deposited Common Shares and, effective immediately following the time when the Offeror takes up Common Shares under the Offer (the “Effective Time”), irrevocably sells, assigns and transfers to the Offeror all of the right, title and interest of the undersigned in and to the Deposited Common Shares. The term “Deposited Common Shares” refers to the Common Shares identified below as being deposited under the Offer and all other rights and benefits arising from such Common Shares including, without limitation, any and all Distributions, and the term “Distributions” refers to any and all dividends, distributions, payments, securities, property or other interests that may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of such Common Shares or any of them on and after the date of the Offer, including, without limitation, any dividends, distributions or payments on such dividends, distributions, payments, securities, property or other interests.

FOR SHAREHOLDERS WHOSE COMMON SHARES ARE REPRESENTED BY DIRECT REGISTRATION SYSTEM (“DRS”) ADVICE(S) ONLY:

In order for Shareholders whose Common Shares are represented by DRS advice(s) only to receive the elected consideration, such Shareholders are required to deposit with the Depositary and Information Agent this Letter of Transmittal, properly completed and duly executed, together with all other required documents, in respect of Common Shares deposited for payment pursuant to the Offer. It is not necessary to first obtain a share certificate for the Common Shares, however a DRS statement or advice evidencing those Common Shares must accompany this Letter of Transmittal.

BOX 1
DESCRIPTION OF COMMON SHARES DEPOSITED UNDER THE OFFER (Please print or type. If space is insufficient, please attach a list to this Letter of Transmittal in the form below.)
Certificate or DRS Advice Number(s) (if available)*	Name(s) in Which Certificate(s) is (are) Registered (please print and fill in exactly as name(s) appear(s) on certificate(s) or DRS Advice*	Number of Common Shares Represented by Certificate(s) or DRS Advice*	Number of Common Shares Deposited**

TOTAL:
* You do not need to complete these columns in respect of Common Shares deposited by book-entry transfer.

**     If you desire to deposit fewer than all Common Shares evidenced by any certificate(s) listed above, please indicate in this column the number of Common Shares you wish to deposit. Unless otherwise indicated, the total number of Common Shares evidenced by all certificates delivered will be deemed to have been deposited. See Instruction 7 of this Letter of Transmittal, “Partial Deposits”.

BOX 2

ELECTION FOR CASH OR SHARES

Under the Offer, the undersigned hereby elects to receive one of the following forms of consideration for all of the Deposited Common Shares represented by the certificate(s) listed in Box 1 above. Shareholders may elect to receive either the Cash Alternative (Choice A) OR the Share Alternative (Choice B).

Shareholders may choose only ONE of the choices below:

Choice A – The CASH ALTERNATIVE

☐        Canadian dollars

Shareholders who check this box will receive Cdn$4.65 in cash for each Common Share deposited under this Choice A (subject to pro ration).

☐        United States dollars

I elect for the payment of cash to which I am entitled under the Offer to be made in the U.S. dollars equivalence of the Cdn$4.65, based on the exchange rate available to the Depositary and Information Agent at its typical banking institution on the date such funds are converted (which may be the Expiry Date or any later date and may be a date other than the date the certificate(s) representing the Common Shares being exchanged are received by the Depositary and Information Agent or the date of issue of payment therefor).

Shareholders who check this box will receive US$ equivalence of Cdn$4.65 in cash for each Common Share deposited under this Choice A (subject to pro ration).

Unless the United States dollars box above is checked, the cash payment for the Common Shares being exchanged will be made in Canadian dollars. Shareholders electing to receive payment of the cash to which they are entitled under the Offer in U.S. dollars will be deemed to have acknowledged and agreed that any change to the currency exchange rates of the United States or Canada between the date this Letter of Transmittal is submitted and the date on which the funds are converted by the Depositary and Information Agent will be at the sole risk of the securityholder.

IF THIS LETTER OF TRANSMITTAL IS NOT RECEIVED BY THE DEPOSITARY AND INFORMATION AGENT BY 5:00 P.M. (TORONTO TIME) ON THE EXPIRY DATE, YOU WILL BE DEEMED TO HAVE ELECTED TO RECEIVE THE CASH ALTERNATIVE IN CANADIAN DOLLARS.

Choice B – The SHARE ALTERNATIVE

☐        Choice B – The SHARE ALTERNATIVE

Shareholders who check this box will receive 0.2801 common shares of the Offeror (“Offeror Shares”) for each Common Share deposited under this Choice B (subject to pro ration).

Any Shareholder who fails to complete this Letter of Transmittal and Notice of Guaranteed Delivery, if applicable, electing the Cash Alternative or who does not properly elect either the Cash Alternative or the Share Alternative in this Letter of Transmittal and Notice of Guaranteed Delivery, if applicable, with respect to any Common Shares deposited by such Shareholder pursuant to the Offer will be deemed to have elected the Share Alternative. Assuming that all Shareholders tendered to either the Cash Alternative or the Share Alternative, each Shareholder would be entitled to receive $2.04 in cash and 0.1572 of an Offeror Share for each Common Share tendered (based on 175,431,302 Common Shares issued and outstanding on a fully diluted basis), subject to adjustment for fractional shares.

No fractional Offeror Shares will be issued pursuant to the Offer. Where a Shareholder is to receive Offeror Shares as consideration under the Offer and the aggregate number of Offeror Shares to be issued to such Shareholder would result in a fraction of an Offeror Share being issuable, the number of Offeror Shares to be received by such Shareholder will be rounded down to the nearest whole Offeror Share and the amount of cash to be received by such Shareholder will be rounded down to the nearest whole cent.

If a Shareholder delivers a Notice of Guaranteed Delivery in respect of Common Shares deposited with this Letter of Transmittal, the election (or deemed election) made in that Notice of Guaranteed Delivery as to the consideration to be received shall supersede any election made in this Letter of Transmittal. See Instruction 2, “Procedure for Guaranteed Delivery”.

BOX 3

RESIDENCY STATUS

By execution of this Letter of Transmittal, the undersigned hereby represents and warrants that, for the purposes of the Tax Act, the undersigned is an individual, trust or corporation which is (please check appropriate box):

☐        not a non-resident

- OR –

☐        a non-resident

            indicate country of residence:

Note: A Shareholder which is a partnership that has any non-resident partner(s) should represent and warrant above that, for the purposes of the Tax Act, it is a “non-resident”.

BOX 4

ROLLOVER OPTION FOR ELIGIBLE HOLDERS

As described in Section 19 of the Offer and Circular, “Principal Canadian Federal Income Tax Considerations”, an Eligible Holder who elects the Rollover Option, and who receives Offeror Shares only or a combination of Offeror Shares and cash as consideration for such holder’s Common Shares, may obtain a full or partial tax deferral in respect of the disposition of Common Shares as a consequence of filing with the Canada Revenue Agency (and, where applicable, with a provincial tax authority) a joint election made by the Eligible Holder and the Offeror (the “Tax Election”) under subsection 85(1) or (2) of the Tax Act and the corresponding provisions of any applicable provincial tax legislation.

“Eligible Holder” means a Shareholder who elects (or is deemed to elect) the Share Alternative or elects the Cash Alternative but the prorating provisions of the Offer apply pursuant to the Offer and (a) who is a resident of Canada for the purposes of the Tax Act and any applicable income tax treaty or convention and who is not exempt from tax on income under the Tax Act, or (b) who is not resident in Canada for the purposes of the Tax Act and any applicable income tax treaty or convention and whose Common Shares constitute “taxable Canadian property” (as defined in the Tax Act) and are not “treaty-protected property” (as defined in the Tax Act) of the Shareholder, or (c) which is a partnership if one or more members of the partnership are described in (a) or (b);

Eligible Holders should consult their own advisors as to whether they should make the Tax Election and (if so) the procedure for doing so. It is the Eligible Holder’s responsibility to take the steps required to make a valid Tax Election.

The joint Tax Election can only be made by a beneficial owner of Common Shares who is an Eligible Holder, and who receives Offeror Shares only or a combination of Offeror Shares and cash as consideration for such holder’s Deposited Common Shares. No joint Tax Election will be made with any other persons. With the exception of execution of the election by the Offeror, compliance with the requirements for a valid election will be the sole responsibility of the Eligible Holder making such election.

Shareholders who elect the Cash Alternative and who would elect the Rollover Option if the prorating provisions of the Offer were to apply so that such Shareholder receives a combination of cash and Offeror Shares, should check the box below. However, such Shareholder will be considered an Eligible Holder only if the prorating provisions of the Offer actually apply to such Shareholder.

By checking the box below to elect the Rollover Option, the undersigned (i) represents that the beneficial owner of the Deposited Common Shares is an Eligible Holder (or would be an Eligible Holder if the prorating provisions of the Offer apply such that the beneficial owner receives a combination of cash and Offeror Shares), and (ii) acknowledges that it is the Eligible Holder’s responsibility to comply with the requirements for a valid Tax Election.

☐

Check here if the beneficial owner of the Deposited Common Shares listed in Box 1 (i) is an Eligible Holder (or would be an Eligible Holder if the prorating provisions of the Offer apply such that the beneficial owner receives a combination of cash and Offeror Shares) and (ii) wishes to elect the Rollover Option in order to make a joint Tax Election with the Offeror under subsection 85(1) or (2) of the Tax Act (or the corresponding provisions of any applicable provincial tax legislation). Eligible Holders who check this box and submit this Letter of Transmittal will receive a tax instruction letter setting out procedures for completing the information that must be provided no later than 60 days after the Expiry Time.

IN CONSIDERATION OF THE OFFER AND FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in the Offer and in this Letter of Transmittal, subject only to the withdrawal rights set out in the Offer, the undersigned irrevocably accepts the Offer for and in respect of the Deposited Common Shares and delivers to the Offeror the enclosed Common Share certificate(s), if applicable, representing the Deposited Common Shares and, on and subject to the terms and conditions of the Offer, deposits, sells, assigns and transfers to the Offeror all right, title and interest in and to the Deposited Common Shares, and in and to all rights and benefits arising from the Deposited Common Shares and any and all Distributions.

The undersigned hereby acknowledges receipt of the Offer and Circular and acknowledges that there will be a binding agreement between the undersigned and the Offeror, effective immediately following the time at which the Offeror takes up the Common Shares deposited by the undersigned, in accordance with the terms and subject to the conditions of the Offer. The undersigned represents and warrants that:

(a)

the undersigned has full power and authority to deposit, sell, assign and transfer the Deposited Common Shares and all rights and benefits arising from such Deposited Common Shares, including, without limitation, any Distributions, to the Offeror;

(b)	the undersigned owns the Deposited Common Shares and any Distributions deposited under the Offer;

(c)

the Deposited Common Shares and Distributions have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Common Shares or Distributions (or interests therein), to any other person;

(d)

such Shareholder depositing the Common Shares (and any Distributions), or on whose behalf such Common Shares (and any Distributions) are being deposited, has good title to, and is the beneficial owner of, the Common Shares (and any Distributions) being deposited within the meaning of applicable Laws (as defined in the Offer and Circular);

(e)	the deposit of the Deposited Common Shares and Distributions complies with applicable Laws; and

(f)

when the Deposited Common Shares and Distributions are taken up and paid for by the Offeror, the Offeror will acquire good title thereto (and to any Distributions), free and clear of all security interests, liens, restrictions, charges, encumbrances, claims, adverse interests, equities and rights of other persons.

If, on or after the date of the Offer, Aurizon should divide, combine, reclassify, consolidate, convert or otherwise change any of the Common Shares or its capitalization, issue any Common Shares, or issue, grant or sell any securities convertible into Common Shares, or disclose that it has taken or intends to take any such action, then the Offeror may, in its discretion and without prejudice to its rights under Section 4 of the Offer and Circular, “Conditions of the Offer”, make such adjustments as it considers appropriate to the purchase price and other terms of the Offer (including, without limitation, the type of securities offered to be purchased and the amount payable therefor) to reflect such division, combination, reclassification, consolidation, conversion, issuance, grant, sale or other change.

Common Shares and any Distributions acquired under the Offer shall be transferred by the Shareholder and acquired by the Offeror free and clear of all liens, restrictions, charges, encumbrances, claims and equities and together with all rights and benefits arising therefrom, including, without limitation, the right to any and all dividends, distributions, payments, securities, property, rights, assets or other interests which may be accrued, declared, paid, issued, distributed, made or transferred on or after the date of the Offer on or in respect of the Common Shares, whether or not separated from the Common Shares.

If, on or after the date of the Offer, Aurizon should declare, set aside or pay any dividend or declare, make or pay any other distribution or payment on or declare, allot, reserve or issue any securities, rights or other interests with respect to any Common Share, which is or are payable or distributable to Shareholders on a record date prior to the date of transfer into the name of the Offeror or its nominee or transferee on the securities register maintained by or on behalf of Aurizon in respect of Common Shares accepted for purchase under the Offer, then (and without prejudice to its rights under Section 4 of the Offer and Circular, “Conditions of the Offer”): (a) in the case of cash dividends, distributions or payments, the amount of the dividends, distributions or payments will be received and held by the depositing Shareholder for the account of the Offeror until the Offeror pays for such Common Shares, and to the extent that such dividends, distributions or payments do not exceed the purchase price per Common Share payable in cash by the Offeror pursuant to the Offer, the purchase price per Common Share payable by the Offeror pursuant to the Offer in cash will be reduced by the amount of any such dividend, distribution or payment, and (b) in the case of any such cash dividend, distribution or payment that exceeds the purchase price per Common Share payable in cash by the Offeror pursuant to the Offer, or in the case of any non-cash dividend, distribution, payment, right or interest, the whole of any such dividend, distribution, payment, right or other interest will be received and held by the depositing Shareholder for the account of the Offeror and shall be required to be promptly remitted and transferred by the depositing Shareholder to the Depositary and Information Agent for the account of the Offeror, accompanied by appropriate documentation of transfer. Pending such remittance, the Offeror will be entitled to all rights and privileges as owner of any such dividend, distribution, payment, right or other interest and may withhold the entire purchase price payable by the Offeror pursuant to the Offer or deduct from the purchase price payable by the Offeror pursuant to the Offer the amount or value thereof, as determined by the Offeror in its sole discretion.

The undersigned irrevocably constitutes and appoints, effective at and after the Effective Time, each director and officer of the Offeror and any other person designated by the Offeror in writing as the true and lawful agent, attorney, attorney-in-fact and proxy of the holder of the Deposited Common Shares (which Deposited Common Shares upon being taken up are, together with any Distributions thereon, hereinafter referred to as the “Purchased Securities”) with respect to such Purchased Securities, with full power of substitution (such powers of attorney, being coupled with an interest, being irrevocable), in the name of and on behalf of such Shareholder:

(a)

to register or record the transfer and/or cancellation of such Purchased Securities to the extent consisting of securities on the appropriate securities registers maintained by or on behalf of Aurizon;

(b)

for so long as any such Purchased Securities are registered or recorded in the name of such Shareholder, to exercise any and all rights of such Shareholder, including, without limitation, the right to vote, to execute and deliver (provided the same is not contrary to applicable Laws), as and when requested by the Offeror, any and all instruments of proxy, authorizations, resolutions or consents in form and on terms satisfactory to the Offeror in respect of any or all Purchased Securities, to revoke any such instruments, authorizations, resolutions or consents given prior to or after the Effective Time, and to designate in any such instruments, authorizations, resolutions or consents any person or persons as the proxyholder of such Shareholder in respect of such Purchased Securities for all purposes, including, without limitation, in connection with any meeting or meetings (whether annual, special or otherwise, or any adjournments or postponements thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of Aurizon;

(c)

to execute, endorse and negotiate, for and in the name of and on behalf of such Shareholder, any and all cheques or other instruments representing any Distributions payable to or to the order of, or endorsed in favour of, such Shareholder;

(d)	to exercise any other rights of a Shareholder with respect to such Purchased Securities; and

(e)

to execute all such further and other documents, transfers or other assurances as may be necessary or desirable in the sole judgment of the Offeror to effectively convey such Purchased Securities to the Offeror.

The undersigned revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the Shareholder at any time with respect to the Purchased Securities. The undersigned agrees that no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise will be granted with respect to the Deposited Common Shares or any Distributions by or on behalf of the depositing Shareholder unless the Deposited Common Shares are not taken up and paid for under the Offer or are withdrawn in accordance with Section 8 of the Offer and Circular, “Withdrawal of Deposited Common Shares”.

The undersigned agrees not to vote any of the Purchased Securities taken up and paid for under the Offer at any meeting (whether annual, special or otherwise or any adjournments or postponements thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of Aurizon and, except as may otherwise be agreed with the Offeror, not to exercise any of the other rights or privileges attached to the Purchased Securities. The undersigned agrees to execute and deliver to the Offeror any and all instruments of proxy, authorizations or consents, in form and on terms satisfactory to the Offeror, in respect of all or any of the Purchased Securities, and agrees to designate or appoint in any such instruments of proxy, authorizations or consents, the person or persons specified by the Offeror as the proxy or the proxy nominee or nominees of the holder of the Purchased Securities. Upon such appointment, all prior proxies and other authorizations (including, without limitation, all appointments of any agent, attorney or attorney-in-fact) or consents given by the holder of such Purchased Securities with respect thereto shall be revoked and no subsequent proxies or other authorizations or consents may be given by such person with respect thereto.

The undersigned covenants and agrees to execute, upon request of the Offeror, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities to the Offeror. Each authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal is, to the extent permitted by applicable Laws, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by applicable Laws, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned in this Letter of Transmittal shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer and Circular, the deposit of Common Shares pursuant to this Letter of Transmittal is irrevocable.

The authority herein conferred, coupled with an interest, is not intended to be a continuing power of attorney within the meaning of and governed by the Substitute Decisions Act (Ontario), or any similar power of attorney under equivalent legislation in any of the provinces or territories of Canada (a “CPOA”). The execution of this Letter of Transmittal shall not terminate any such CPOA granted by the undersigned previously and shall not be terminated by the execution by the undersigned in the future of the CPOA, and the undersigned hereby agrees not to take any action in the future which results in the termination of the authority herein conferred.

The Depositary and Information Agent will act as the agent of persons who have deposited Common Shares in acceptance of the Offer for the purposes of receiving payment from the Offeror and transmitting such payment to such persons, and receipt of payment by the Depositary and Information Agent will be deemed to constitute receipt of payment by persons depositing Common Shares under the Offer.

All cash amounts payable under the Offer will be paid in Canadian dollars. However, Shareholders can also elect to receive payment of the cash to which they are entitled under the Offer in U.S. dollars by checking the box set out above in Box 2, Choice A of this Letter of Transmittal, in which case each such Shareholder will have acknowledged and agreed that the exchange rate for one Canadian dollar expressed in U.S. dollars will be based on the exchange rate available to the Depositary and Information Agent at its typical banking institution on the date the funds are converted. A Shareholder electing to receive payment of the cash to which it is entitled under the Offer made in U.S. dollars will have further acknowledged and agreed that any change to the currency exchange rates of the United States or Canada will be at the sole risk of such Shareholder. The Depositary and Information Agent may receive a fee from its banking institution for referring foreign exchange transactions to it.

Settlement with each Shareholder who has deposited (and not properly withdrawn) Common Shares under the Offer will be made by the Depositary and Information Agent issuing or causing to be issued a cheque (except for payments in excess of Cdn$25 million, which will be made by wire transfer, as set out in this Letter of Transmittal) payable in Canadian funds and/or delivering or causing to be delivered certificates or by direct share registration (if applicable) representing Offeror Shares in the amount to which the person depositing Common Shares is entitled. Unless otherwise directed by this Letter of Transmittal, the cheque or certificates will be issued in the name and direct registration of the registered holder of the Common Shares so deposited. Unless the person depositing the Common Shares instructs the Depositary and Information Agent to hold the cheque or certificates for pick-up by checking the appropriate box in this Letter of Transmittal, the cheque or certificates will be forwarded by first class mail to such person at the address specified in this Letter of Transmittal. If no such address is specified, the cheque or certificates will be sent to the address of the registered holder as shown on the securities register maintained by or on behalf of Aurizon. Cheques or certificates mailed in accordance with this paragraph will be deemed to be delivered at the time of mailing. Pursuant to applicable Laws, the Offeror may, in certain circumstances, be required to make withholdings from the amount otherwise payable to a Shareholder. The undersigned acknowledges that the Offeror has no obligation pursuant to the instructions given below to transfer any Deposited Common Shares from the name of the registered holder thereof if the Offeror does not purchase any of the Deposited Common Shares.

Pursuant to rules of the Canadian Payments Association, a Cdn$25 million ceiling has been established on cheques, bank drafts and other paper-based payments processed through Canada’s clearing system. As a result, any payment to the undersigned in excess of Cdn$25 million will be effected by the Depositary and Information Agent by wire transfer in accordance with the Large Value Transfer System Rules established by the Canadian Payments Association. Accordingly, settlement with the undersigned involving a payment in excess of Cdn$25 million will be made only in accordance with wire transfer instructions provided by the undersigned to the

Depositary and Information Agent in writing. In the event wire transfer instructions are required as set out above, the Depositary and Information Agent will contact the undersigned promptly following the Expiry Time for purposes of obtaining wire transfer instructions. Any delay in payment by the Depositary and Information Agent resulting from the provision by the undersigned of wire transfer instructions will not entitle the undersigned to interest or other compensation in addition to the amounts to which the undersigned is entitled pursuant to the Offer.

Any Deposited Common Shares that are not taken up and paid for by the Offeror under the Offer for any reason will be returned, at the Offeror’s expense, to the depositing Shareholder as soon as practicable after the Expiry Time or withdrawal of the Offer, by either (a) sending certificates representing the Common Shares not purchased by first class mail to the address of the depositing Shareholder specified in this Letter of Transmittal or, if such name or address is not so specified, in such name and to such address as shown on the securities registers maintained by or on behalf of Aurizon, or (b) in the case of Common Shares deposited by book-entry transfer of such Common Shares pursuant to the procedures set out in Section 3 of the Offer and Circular, “Manner of Acceptance — Acceptance by Book-Entry Transfer”, crediting such Common Shares to the depositing Shareholder’s account maintained with CDS or DTC, as applicable.

The undersigned agrees that all questions as to validity, form, eligibility (including timely receipt) and acceptance of any Common Shares deposited pursuant to the Offer and the propriety of the completion and execution of this Letter of Transmittal and (if applicable) the Notice of Guaranteed Delivery will be determined by the Offeror in its sole discretion and that such determination will be final and binding and acknowledges that (i) the Offeror reserves the absolute right to reject any and all deposits of Common Shares that the Offeror determines not to be in proper form or that may be unlawful to accept under the laws of any jurisdiction, (ii) the Offeror reserves the absolute right to waive any defects or irregularities in the deposit of any Common Shares, (iii) there shall be no duty or obligation of the Offeror or the Depositary and Information Agent or any other person to give notice of any defect or irregularity in any deposit and no liability shall be incurred by any of them for failure to give such notice, (iv) the Offeror’s interpretation of the terms and conditions of the Offer and Circular, this Letter of Transmittal and (if applicable) the Notice of Guaranteed Delivery shall be final and binding, and (v) the Offeror reserves the right to permit the Offer to be accepted in a manner other than as set forth in the Offer.

The undersigned also understands and acknowledges that under no circumstances will interest accrue or any amount be paid by the Offeror or the Depositary and Information Agent to any person on the purchase price of any Deposited Common Shares purchased by the Offeror, regardless of any delay in making such payment.

Shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Common Shares directly with the Depositary and Information Agent, or if they make use of the services of a soliciting dealer group comprised of members of The Investment Dealers Association of Canada and members of Canadian stock exchanges, to accept the Offer.

By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Offer as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l ‘usage d’une lettre d’envoi en langue anglaise par le soussigne, le soussigné est réputé avoir requis que tout contrat attesté par l’offre et son acceptation par cette lettre d’envoi, de meme que tous les documents qui s’y rapportent, soient rédigés exclusivement en langue anglaise.

SHAREHOLDER INFORMATION AND INSTRUCTIONS

Before signing this Letter of Transmittal, please review carefully and complete the following boxes, as appropriate.

BLOCK A	BLOCK B
REGISTRATION AND PAYMENT	DELIVERY INSTRUCTIONS
INSTRUCTIONS
(See Instructions 3 and 4)
(See Instructions 3 and 4)	SEND CHEQUE/OFFEROR SHARES
(Unless BLOCK C is checked) TO:
(please print or type)
ISSUE CHEQUE/OFFEROR SHARES IN
THE NAME OF:	☐ Same as address in Block A
(please print or type)
or to:

(Name)	(Name)

(Street Address and Number)	(Street Address and Number)

(City and Province/State)	(City and Province/State)

(Country and Postal/Zip Code)	(Country and Postal/Zip Code)

(Telephone – Business Hours)	(Telephone – Business Hours)

(Tax Identification or Social Insurance or	(Tax Identification or Social Insurance or
Social Security Number)	Social Security Number)

(E-mail Address)	(E-mail Address)
or to:
☐ DRS Account (if applicable)

BLOCK C

SPECIAL PICK-UP INSTRUCTIONS

☐	HOLD CHEQUE/OFFEROR SHARES FOR PICK-UP AT THE OFFICE OF THE DEPOSITARY AND INFORMATION AGENT WHERE THIS LETTER OF TRANSMITTAL IS DEPOSITED

BLOCK D

STATUS AS U.S. SHAREHOLDER

TO BE COMPLETED BY ALL SHAREHOLDERS BY SELECTING ONE BOX BELOW

(See Instruction 9)

Indicate whether you are a U.S. Shareholder or are acting on behalf of a U.S. Shareholder:

☐	The person signing on Block H represents that it is not a U.S. Shareholder and is not acting on behalf of a U.S. Shareholder.

☐	The person signing on Block H is a U.S. Shareholder or is acting on behalf of a U.S. Shareholder.

A “U.S. Shareholder” is any holder of Common Shares that is either (A) providing an address in Block A or B that is located within the United States or any territory or possession thereof or (B) that is a U.S. person for U.S. federal income tax purposes. A Shareholder is a U.S. person for U.S. federal income tax purposes if the Shareholder is: (A) an individual citizen or resident alien of the United States as determined for U.S. federal income tax purposes; (B) a corporation, partnership, company or association created or organized in the United States or under the laws of the United States or any state or the District of Columbia; (C) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (D) a trust if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

To avoid U.S. backup withholding, if you are a U.S. Shareholder or acting on behalf of a U.S. Shareholder, you must duly complete and timely return to the Depositary and Information Agent enclosed Form W-9 (see page 15 of this Letter of Transmittal) or, in certain circumstances, another withholding tax certificate. You can find more information in Instruction 9, “Important Tax Information For U.S. Shareholders”.

BLOCK E

DEPOSIT PURSUANT TO NOTICE OF GUARANTEED DELIVERY

☐	CHECK HERE IF COMMON SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND INFORMATION AGENT AND COMPLETE THE FOLLOWING: (please print or type)

Name of Registered Holder:

Date of Execution of Notice of Guaranteed Delivery:

Window Ticket Number (if any):

Name of Institution which Guaranteed Delivery:

BLOCK F

BOOK-ENTRY TRANSFER

☐	CHECK HERE IF COMMON SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE DEPOSITARY AND INFORMATION AGENT’S ACCOUNT AT DTC AND COMPLETE THE FOLLOWING: (please print or type)

Name of Tendering Institution:

Account Number:

Transaction Code Number:

BLOCK G

DEALER OR BROKER SOLICITING ACCEPTANCE OF THE OFFER

(See Instruction 8)

The undersigned represents that the dealer or broker who solicited and obtained this deposit is:

(please print or type)

(Firm)	(Registered Representative)	(Telephone Number)

☐	CHECK HERE IF LIST OF BENEFICIAL HOLDERS IS ATTACHED

Please send any solicitation fee requests to the Depositary and Information Agent no later than 30 business days after the Expiry Date.

BLOCK H

SHAREHOLDER SIGNATURE AND SIGNATURE GUARANTEE

By signing below, the undersigned expressly agrees to the terms and conditions set forth above.

This Letter of Transmittal must be signed below by the registered Shareholder(s) exactly as name(s) appear(s) on the certificates representing the Deposited Common Shares, or on a security position listing or by person(s) authorized to become registrant holder(s) by certificates and documents transmitted herewith, or, pursuant to Instruction 5, by a fiduciary or authorized representative.

Signature guaranteed by (if required under Instruction 4):	Dated:

Authorized Signature of Guarantor	Signature of Shareholder or Authorized Representative (see Instructions 3, 4 and 5)

Name of Guarantor (please print or type)	Name of Shareholder or Authorized Representative (please print or type)

Address of Guarantor (please print or type)	Daytime telephone number and facsimile number of Shareholder or Authorized Representative

Tax Identification, Social Insurance or Social Security Number

Form W-9 (Rev. December 2011) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.	Name (as shown on your income tax return)
Business name/disregarded entity name, if different from above
Check appropriate box for federal tax classification:
	☐ Individual/sole proprietor	☐	C Corporation	☐	S Corporation	☐	Partnership	☐	Trust/estate
	☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶									☐ Exempt payee
☐ Other (see instructions) ▶
	Address (number, street, and apt. or suite no.)						Requester’s name and address (optional)
City, state, and ZIP code
List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number
	–	–

Employer identification number
–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

— An individual who is a U.S. citizen or U.S. resident alien,

— A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

— An estate (other than a foreign estate), or

— A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

Cat. No. 10231X	Form W-9 (Rev. 12-2011)

Form W-9 (Rev. 12-2011)	Page 2

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

• The U.S. owner of a disregarded entity and not the entity,

• The U.S. grantor or other owner of a grantor trust and not the trust, and

• The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules for partnerships on page 1.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name/disregarded entity name” line.

Partnership, C Corporation, or S Corporation. Enter the entity’s name on the “Name” line and any business, trade, or “doing business as (DBA) name” on the “Business name/disregarded entity name” line.

Disregarded entity. Enter the owner’s name on the “Name” line. The name of the entity entered on the “Name” line should never be a disregarded entity. The name on the “Name” line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a domestic owner, the domestic owner’s name is required to be provided on the “Name” line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on the “Business name/disregarded entity name” line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8.

Note. Check the appropriate box for the federal tax classification of the person whose name is entered on the “Name” line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the “Name” line is an LLC, check the “Limited liability company” box only and enter the appropriate code for the tax classification in the space provided. If you are an LLC that is treated as a partnership for federal tax purposes, enter “P” for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter “C” for C corporation or “S” for S corporation. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the “Name” line) is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the “Name” line.

Form W-9 (Rev. 12-2011)	Page 3

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name/disregarded entity name” line.

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the “Business name/ disregarded entity name,” sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for. . .	THEN the payment is exempt for. . .
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 5 and 7 through 13. Also, C corporations.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt payees 1 through 7 [2]
[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.
[2]

However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, below, and items 4 and 5 on page 4 indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the “Name” line must sign. Exempt payees, see Exempt Payee on page 3.

Signature requirements. Complete the certification as indicated in items 1 through 3, below, and items 4 and 5 on page 4.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

Form W-9 (Rev. 12-2011)	Page 4

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law	The grantor-trustee [1] The actual owner [1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	Give name and EIN of:
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity [4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]

You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]

List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

*Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

• Protect your SSN,

• Ensure your employer is protecting your SSN, and

• Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes.

Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

INSTRUCTIONS

1.	Use of Letter of Transmittal

(a)

This Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with the signature(s) guaranteed if required by Instruction 4 below, together with accompanying certificate(s) representing the Deposited Common Shares (or, alternatively, confirmation of a book-entry transfer of a Shareholder’s Common Shares into the Depository and Information Agent’s account at CDS or DTC, as applicable (“Book-Entry Confirmation”), with respect thereto) and all other documents required by the terms of the Offer and this Letter of Transmittal must be physically received by the Depositary and Information Agent at its offices specified on the back page of this Letter of Transmittal at or prior to 5:00 p.m. (Toronto time) on February 19, 2013, the Expiry Time, unless the Offer is extended or withdrawn or unless the procedure for guaranteed delivery set out in Instruction 2 below is used.

(b)

The method used to deliver this Letter of Transmittal, any accompanying certificate(s) representing Deposited Common Shares (or any Book-Entry Confirmation, as applicable), and all other required documents is at the option and risk of the Shareholder depositing these documents and delivery will be deemed effective only when such documents are actually received by the Depositary and Information Agent at its offices specified on the back page hereof. The Offeror recommends that the necessary documentation be delivered by hand to the Depositary and Information Agent and that a receipt be obtained or, if mailed, that registered mail, with return receipt requested, be used and that proper insurance be obtained. It is suggested that any such mailing be made sufficiently in advance of the Expiry Time to permit delivery to the Depositary and Information Agent at or prior to the Expiry Time. Delivery will only be effective upon physical receipt by the Depositary and Information Agent at its offices specified on the back page hereof.

Persons whose Common Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should contact such nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit such Common Shares under the Offer. Intermediaries likely have established tendering cut-off times that are up to 48 hours prior to the Expiry Time. Shareholders must instruct their brokers or other intermediaries promptly if they wish to tender.

2.	Procedure for Guaranteed Delivery

If a Shareholder wishes to deposit Common Shares under the Offer but (a) the certificate(s) representing such Common Shares is (are) not immediately available, (b) the Shareholder cannot complete the procedure for book-entry transfer of such Common Shares on a timely basis, or (c) the certificate(s) and all other required documents cannot be delivered to the Depositary and Information Agent at or prior to the Expiry Time, such Common Shares may nevertheless be deposited validly under the Offer provided that all of the following conditions are met:

(a)	the deposit is made by or through an Eligible Institution (as defined below);

(b)

a Notice of Guaranteed Delivery (printed on GREEN paper) in the form accompanying the Offer, or a manually executed facsimile thereof, properly completed and duly executed, including a guarantee of delivery by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery, is received by the Depositary and Information Agent at its office in Toronto, Ontario specified in the Notice of Guaranteed Delivery at or prior to the Expiry Time; and

(c)

the certificate(s) representing all Deposited Common Shares, in proper form for transfer, together with this Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with the signature(s) guaranteed if required by Instruction 4 below, and all other documents required by the terms of the Offer and this Letter of Transmittal (or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to the Deposited Common Shares and, in the case of DTC accounts, a Letter of Transmittal or a manually signed facsimile thereof, properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of a Letter of Transmittal), are physically received by the Depositary and Information Agent at its office specified in this Letter of Transmittal at or prior to 5:00 p.m. (Toronto time) on the third trading day on the Toronto Stock Exchange (the “TSX”) after the Expiry Time.

The Notice of Guaranteed Delivery must be delivered by hand or courier or transmitted by facsimile or mailed to the Depositary and Information Agent at its office in Toronto, Ontario specified in the Notice of Guaranteed Delivery at or prior to the Expiry Time and must include a guarantee by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery. Delivery of the Notice of Guaranteed Delivery and this Letter of Transmittal and accompanying certificate(s) representing Common Shares and all other required documents to an address or transmission by facsimile to facsimile number other than those specified in the Notice of Guaranteed Delivery does not constitute delivery for purposes of satisfying a guaranteed delivery.

An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a commercial bank or trust company in the United States, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP), acceptable to the Depositary and Information Agent; Members of these programs are usually members of a recognized stock exchange in Canada and/or the United States, members of the Investment Dealers Association of Canada, members of the Financial Industry Regulatory Authority, Inc. or banks or trust companies in Canada or the United States.

3.	Signatures

This Letter of Transmittal must be completed and executed by the Shareholder accepting the Offer described above or by such Shareholder’s duly authorized representative (in accordance with Instruction 5).

(a)

If this Letter of Transmittal is signed by the registered holder(s) of the accompanying certificate(s) representing the Deposited Common Shares, such signature(s) on this Letter of Transmittal must correspond exactly with the name(s) as registered or, if applicable, as written on the face of such certificate(s) representing the Deposited Common Shares, in either case, without any change whatsoever, and any such certificate(s) need not be endorsed. If any Deposited Common Shares are owned of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

(b)

If this Letter of Transmittal is executed by a person other than the registered holder(s) of the Deposited Common Shares, or if the Offeror Shares and/or cheque(s) is (are) to be issued or delivered to a person other than the registered holder(s), or if the certificate(s) representing Common Shares in respect of which the Offer is not being accepted is (are) to be returned to a person other than such registered holder(s) or sent to an address other than the address of the registered holder(s) shown on the securities register maintained by or on behalf of Aurizon:

(i)	the accompanying certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney, in either case, duly and properly completed by the registered holder(s);

(ii)

the signature(s) on the endorsement panel or share transfer power of attorney must correspond exactly to the name(s) of the registered holder(s) as registered or as appearing on the face of the certificate(s); and

(iii)

such signature(s) must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary and Information Agent (except that no guarantee is required if the signature is that of an Eligible Institution).

4.	Guarantee of Signatures

If this Letter of Transmittal is executed by a person other than the registered holder(s) of the Deposited Common Shares, or in the circumstances set out in Instruction 3(b), such signatures must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary and Information Agent (except that no guarantee is required if the signature is that of an Eligible Institution).

5.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal or any share certificate or share transfer power of attorney is executed by a person acting as an executor, administrator, trustee, guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative or fiduciary capacity, such person should so indicate when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of such person’s authority to act. Either of the Offeror or the Depositary and Information Agent, at its sole discretion, may require additional evidence of authority or additional documentation.

6.	Delivery Instructions

If any cheque(s) or certificate(s) representing Offeror Shares is (are) to be sent to or, in respect of partial deposits of Common Shares, certificates representing Common Shares are to be returned to, someone at an address other than the address of the Shareholder as it appears in Block A on this Letter of Transmittal, entitled

“Payment Instructions”, then Block B on this Letter of Transmittal, entitled “Delivery Instructions”, should be completed. If Block B is not completed, any cheque(s) or certificates representing Offeror Shares will be mailed to the depositing Shareholder at the address of such Shareholder as it appears in Block A or, if no address is provided in Block A, then they will be mailed to the address of such Shareholder as it appears on the securities register maintained by or on behalf of Aurizon. Any cheque(s) or certificates representing Offeror Shares mailed in accordance with the terms of the Offer and this Letter of Transmittal will be deemed to be delivered at the time of mailing.

7.	Partial Deposits

If less than the total number of Common Shares evidenced by any certificate(s) submitted is to be deposited, fill in the number of Common Shares to be deposited in the appropriate space in Box 1, entitled “Description of Common Shares Deposited Under the Offer” on this Letter of Transmittal. In such case, new certificate(s) for the number of Common Shares not deposited will be sent to the registered holder unless otherwise provided as soon as practicable after the Expiry Time. The total number of Common Shares evidenced by all certificates delivered will be deemed to have been deposited unless otherwise indicated. Note that this Instruction is not applicable to Shareholders who deposit their Common Shares by book-entry transfer.

8.	Solicitation

Identify the investment dealer or broker, if any, who solicited acceptance of the Offer by completing Block G on this Letter of Transmittal, entitled “Dealer or Broker Soliciting Acceptance of the Offer”. If this deposit represents more than one beneficial holder, all beneficial holder information must be provided on a list that must accompany the deposit.

9.	Important Tax Information for U.S. Shareholders

To ensure compliance with Internal Revenue Service (“IRS”) Circular 230, Shareholders are hereby notified that: (a) any discussion of U.S. federal tax issues contained or referred to in this Letter of Transmittal or any document referred to herein is not intended or written to be used, and cannot be used, by Shareholders for the purpose of avoiding penalties that may be imposed on them under the United States Internal Revenue Code of 1986, as amended; (b) such discussion is written for use in connection with the promotion or marketing of the transactions or matters addressed herein; and (c) Shareholders should seek advice based on their particular circumstances from their own tax advisor.

U.S. federal income tax law requires a U.S. Shareholder (as defined above in Block D) who receives cash payments pursuant to the purchase of his, her or its Common Shares by the Offeror pursuant to the Offer to provide the Depositary and Information Agent with his, her or its correct Taxpayer Identification Number (“TIN”), which, in the case of a U.S. Shareholder who is an individual, is generally the individual’s social security number. If the Depositary and Information Agent is not provided with the correct TIN or an adequate basis for an exemption, as the case may be, such U.S. Shareholder may be subject to penalties imposed by the IRS and backup withholding.

In general, to prevent backup withholding, each U.S. Shareholder that is a U.S. person (as defined above in Block D) must provide the Depositary and Information Agent with his, her or its correct TIN by duly completing the enclosed IRS Form W-9 in accordance with the instructions attached thereto (the “W-9 Guidelines”), which requires such U.S. Shareholder to certify under penalty of perjury: (a) that the TIN provided is correct (or that such U.S. Shareholder is awaiting a TIN); (b) that (i) the U.S. Shareholder is exempt from backup withholding; (ii) the U.S. Shareholder has not been notified by the IRS that it is subject to backup withholding as a result of a failure to report all interest or dividends; or (iii) the IRS has notified the U.S. Shareholder that it is no longer subject to backup withholding; and (c) that the U.S. Shareholder is a U.S. person (as defined below).

Generally, certain exempt holders are not subject to backup withholding. To prevent possible erroneous backup withholding, an exempt holder must enter his, her or its correct TIN in Part I of the enclosed IRS Form W-9, check the box “Exempt payee” in Part 1 of such IRS Form W-9, and sign and date the form. For more details, see the W-9 Guidelines.

If a U.S. Shareholder does not have a TIN, such U.S. Shareholder should: (a) consult the W-9 Guidelines for instructions as to how to apply for a TIN; (b) write “Applied For” in the space for the TIN in Part I of the enclosed IRS Form W-9; and (c) sign and date the enclosed IRS Form W-9. The Depositary and Information Agent may withhold on all payments made prior to the time a properly certified TIN is provided to it. A U.S. Shareholder who writes “Applied For” in Part I of the enclosed IRS Form W-9 should furnish the Depositary and

Information Agent with such U.S. Shareholder’s TIN as soon as it is received. In such case, the Depositary and Information Agent will withhold on any payment made to such U.S. Shareholder prior to the time a properly certified TIN is provided to the Depositary and Information Agent.

If the enclosed IRS Form W-9 is not applicable to a U.S. Shareholder because such U.S. Shareholder is not a U.S. person for United States federal tax purposes, such U.S. Shareholder will instead need to submit an appropriate and properly completed IRS Form W-8, signed under penalty of perjury, to avoid backup withholding. An appropriate IRS Form W-8 may be obtained from the Depositary and Information Agent. Such forms are also available on the IRS website at www.irs.gov.

Backup withholding is not an additional U.S. federal income tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such U.S. Shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

A U.S. SHAREHOLDER WHO FAILS TO PROPERLY COMPLETE AND TIMELY SUBMIT THE ENCLOSED IRS FORM W-9 OR, WHERE APPLICABLE, THE APPROPRIATE IRS FORM W-8, MAY BE SUBJECT TO BACKUP WITHHOLDING ON ANY CASH PAYMENT MADE TO SUCH U.S. SHAREHOLDER PURSUANT TO THE OFFER AND MAY BE SUBJECT TO PENALTIES.

SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO (A) THE APPLICABILITY OF THE BACKUP WITHHOLDING AND INFORMATION REPORTING REQUIREMENTS TO THEM AND (B) THE PROPER COMPLETION OF ENCLOSED IRS FORM W-9 OR THE APPROPRIATE IRS FORM W-8.

10.	Currency of Payment

All cash amounts payable under the Offer will be paid in Canadian dollars. However, Shareholders can also elect to receive payment of the cash to which they are entitled under the Offer in U.S. dollars by checking the box set out above in Box 2, Choice A of this Letter of Transmittal, in which case each such Shareholder will have acknowledged and agreed that the exchange rate for one Canadian dollar expressed in U.S. dollars will be based on the exchange rate available to the Depositary and Information Agent at its typical banking institution on the date the funds are converted. A Shareholder electing to receive payment of the cash to which it is entitled under the Offer made in U.S. dollars will have further acknowledged and agreed that any change to the currency exchange rates of the United States or Canada will be at the sole risk of such Shareholder. The Depositary and Information Agent may receive a fee from its banking institution for referring foreign exchange transactions to it.

11.	Miscellaneous

(a)

If the space in Box 1 of this Letter of Transmittal is insufficient to list all certificates for Deposited Common Shares, additional certificate numbers and number of Deposited Common Shares may be included on a separate signed list affixed to this Letter of Transmittal.

(b)	If Deposited Common Shares are registered in different forms (e.g. “John Doe” and “J. Doe”), a separate Letter of Transmittal should be signed for each different registration.

(c)

No alternative, conditional or contingent deposits will be accepted and no fractional Common Shares will be purchased. All depositing Shareholders, by execution of this Letter of Transmittal (or manually signed facsimile thereof), waive any right to receive any notice of the acceptance of Deposited Common Shares for payment, except as required by applicable Laws.

(d)

The Offer and all contracts resulting from acceptance thereof shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each party to any agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario and all courts competent to hear appeals therefrom.

(e)

The Offeror will not pay any fees or commissions to any stockbroker, dealer or other person for soliciting deposits of Common Shares under the Offer, other than to members of the soliciting dealer group and the Depositary and Information Agent, except as otherwise set out in the accompanying Offer and Circular.

(f)	Before completing this Letter of Transmittal, you are urged to read the accompanying Offer and Circular.

(g)

All questions as to the validity, form, eligibility (including, without limitation, timely receipt) and acceptance of any Common Shares deposited under the Offer will be determined by the Offeror in its sole discretion. Depositing Shareholders agree that such determination will be final and binding. The Offeror reserves the absolute right to reject any and all deposits that it determines not to be in proper form or that may be unlawful to accept under the laws of any jurisdiction. The Offeror reserves the absolute right to waive any defects or irregularities in the deposit of any Common Shares. There shall be no duty or obligation of the Offeror, the Depositary and Information Agent and the Dealer Manager or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred or suffered by any of them for failure to give any such notice. The Offeror’s interpretation of the terms and conditions of the Offer and Circular, this Letter of Transmittal, the Notice of Guaranteed Delivery and any other related documents will be final and binding. The Offeror reserves the right to permit the Offer to be accepted in a manner other than that set out in the Offer and Circular.

(h)

Additional copies of the Offer and Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained without charge on request from the Depositary and Information Agent or the Dealer Manager at their respective addresses specified in this Letter of Transmittal.

12.	Lost Certificates

If a certificate representing Common Shares has been lost or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss and providing your telephone number, to the Depositary and Information Agent at its office specified in this Letter of Transmittal. The Depositary and Information Agent will forward such letter to Aurizon’s registrar and transfer agent so that the registrar and transfer agent may provide replacement instructions. If a certificate representing Common Shares has been lost, destroyed, mutilated or mislaid, the foregoing action must be taken sufficiently in advance of the Expiry Time in order to obtain a replacement certificate in sufficient time to permit the Common Shares represented by the replacement certificate to be deposited under the Offer prior to the Expiry Time.

13.	Privacy Notice

The Depositary and Information Agent is committed to protecting your personal information. In the course of providing services to you and its corporate clients, the Depositary and Information Agent receives non-public personal information about you from transactions performed by the Depositary and Information Agent for you, forms you send to the Depositary and Information Agent, other communications the Depositary and Information Agent has with you or your representatives, etc. This information could include your name, address, social insurance number, securities holdings and other financial information. The Depositary and Information Agent uses this to administer your account, to better serve your and its clients’ needs and for other lawful purposes relating to its services. Some of your information may be transferred to servicers in the U.S. for data processing and/or storage. The Depositary and Information Agent will use the information you are providing in order to process your request and will treat your signature(s) as your consent to us so doing.

14.	Assistance

Questions or requests for assistance in accepting the Offer, completing this Letter of Transmittal and depositing the Common Shares with the Depositary and Information Agent may be directed to the Depositary and Information Agent or the Dealer Manager. Their contact details are provided at the end of this document. Shareholders may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the Offer.

Instructions for the Requester of Form W-9
(Rev. January 2011)
Request for Taxpayer Identification Number and Certification

Section references are to the Internal Revenue Code unless otherwise noted.

What’s New

New checkboxes. Generally, for any sale of a covered security acquired by an S corporation (other than a financial institution) after December 31, 2011, brokers will be required to report gross proceeds and basis information to S corporations and may not treat them as exempt recipients. New tax classification checkboxes have been added for S corporation and Trust/estate. The Form W-9 is revised to allow S corporations sufficient time to provide new certifications to brokers indicating their non-exempt status. Also, disregarded entity was removed as a tax classification for limited liability companies.

Reminders

• The backup withholding rate is 28% for reportable payments.

• The IRS website offers TIN Matching e-services for certain payers to validate name and TIN combinations. See Taxpayer Identification Number (TIN) Matching on page 4.

How Do I Know When To Use Form W-9?

Use Form W-9 to request the taxpayer identification number (TIN) of a U.S. person (including a resident alien) and to request certain certifications and claims for exemption. (See Purpose of Form on Form W-9.) Withholding agents may require signed Forms W-9 from U.S. exempt recipients to overcome any presumptions of foreign status. For federal purposes, a U.S. person includes but is not limited to:

• An individual who is a U.S. citizen or U.S. resident alien,

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

• Any estate (other than a foreign estate), or

• A domestic trust (as defined in Regulations section 301.7701-7).

A partnership may require a signed Form W-9 from its U.S. partners to overcome any presumptions of foreign status and to avoid withholding on the partner’s allocable share of the partnership’s effectively connected income. For more information, see Regulations section 1.1446-1.

Advise foreign persons to use the appropriate Form W-8. See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities, for more information and a list of the W-8 forms.

Also, a nonresident alien individual may, under certain circumstances, claim treaty benefits on scholarships and fellowship grant income. See Pub. 515 or Pub. 519, U.S. Tax Guide for Aliens, for more information.

Electronic Submission of Forms W-9

Requesters may establish a system for payees and payees’ agents to submit Forms W-9 electronically, including by fax. A requester is anyone required to file an information return. A payee is anyone required to provide a taxpayer identification number (TIN) to the requester.

Payee’s agent. A payee’s agent can be an investment advisor (corporation, partnership, or individual) or an introducing broker. An investment advisor must be registered with the Securities and Exchange Commission (SEC) under the Investment Advisers Act of 1940. The introducing broker is a broker-dealer that is regulated by the SEC and the National Association of Securities Dealers, Inc., and that is not a payer. Except for a broker who acts as a payee’s agent for “readily tradable instruments,” the advisor or broker must show in writing to the payer that the payee authorized the advisor or broker to transmit the Form W-9 to the payer.

Electronic system. Generally, the electronic system must:

• Ensure the information received is the information sent, and document all occasions of user access that result in the submission;

• Make reasonably certain that the person accessing the system and submitting the form is the person identified on Form W-9, the investment advisor, or the introducing broker;

• Provide the same information as the paper Form W-9;

• Be able to supply a hard copy of the electronic Form W-9 if the Internal Revenue Service requests it; and

• Require as the final entry in the submission an electronic signature by the payee whose name is on Form W-9 that authenticates and verifies the submission. The electronic signature must be under penalties of perjury and the perjury statement must contain the language of the paper Form W-9.

For Forms W-9 that are not required to be signed, the electronic system need not provide for an electronic signature or a perjury statement.

For more details, see the following.

• Announcement 98-27, which is on page 30 of Internal Revenue Bulletin 1998-15 at www.irs.gov/pub/irs-irbs/ irb98-15.pdf.

• Announcement 2001-91, which is on page 221 of Internal Revenue Bulletin 2001-36 at www.irs.gov/pub/ irs-irbs/irb01-36.pdf.

Cat. No. 20479P

Individual Taxpayer Identification Number (ITIN)

Form W-9 (or an acceptable substitute) is used by persons required to file information returns with the IRS to get the payee’s (or other person’s) correct name and TIN. For individuals, the TIN is generally a social security number (SSN).

However, in some cases, individuals who become U.S. resident aliens for tax purposes are not eligible to obtain an SSN. This includes certain resident aliens who must receive information returns but who cannot obtain an SSN.

These individuals must apply for an ITIN on Form W-7, Application for IRS Individual Taxpayer Identification Number, unless they have an application pending for an SSN. Individuals who have an ITIN must provide it on Form W-9.

Substitute Form W-9

You may develop and use your own Form W-9 (a substitute Form W-9) if its content is substantially similar to the official IRS Form W-9 and it satisfies certain certification requirements.

You may incorporate a substitute Form W-9 into other business forms you customarily use, such as account signature cards. However, the certifications on the substitute Form W-9 must clearly state (as shown on the official Form W-9) that under penalties of perjury:

1. The payee’s TIN is correct,

2. The payee is not subject to backup withholding due to failure to report interest and dividend income, and

3. The payee is a U.S. person.

You may not:

1. Use a substitute Form W-9 that requires the payee, by signing, to agree to provisions unrelated to the required certifications, or

2. Imply that a payee may be subject to backup withholding unless the payee agrees to provisions on the substitute form that are unrelated to the required certifications.

A substitute Form W-9 that contains a separate signature line just for the certifications satisfies the requirement that the certifications be clearly stated.

If a single signature line is used for the required certifications and other provisions, the certifications must be highlighted, boxed, printed in bold-face type, or presented in some other manner that causes the language to stand out from all other information contained on the substitute form. Additionally, the following statement must be presented to stand out in the same manner as described above and must appear immediately above the single signature line:

“The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.”

If you use a substitute form, you are required to provide the Form W-9 instructions to the payee only if he or she requests them. However, if the IRS has notified the payee that backup withholding applies, then you must instruct the payee to strike out the language in the certification that relates to underreporting. This instruction can be given orally or in writing. See item 2 of the Certification on Form W-9. You can replace “defined below” with “defined in the instructions” in item 3 of the Certification on Form W-9 when the instructions will not be provided to the payee except upon request. For more information, see Rev. Proc. 83-89,1983-2 C.B. 613; amplified by Rev. Proc. 96-26, which is on page 22 of Internal Revenue Bulletin 1996-8 at www.irs.gov/pub/ irs-irbs/irb96-08.pdf.

TIN Applied for

For interest and dividend payments and certain payments with respect to readily tradable instruments, the payee may return a properly completed, signed Form W-9 to you with “Applied For” written in Part I. This is an “awaiting-TIN” certificate. The payee has 60 calendar days, from the date you receive this certificate, to provide a TIN. If you do not receive the payee’s TIN at that time, you must begin backup withholding on payments.

Reserve rule. You must backup withhold on any reportable payments made during the 60-day period if a payee withdraws more than $500 at one time, unless the payee reserves an amount equal to the current year’s backup withholding rate on all reportable payments made to the account.

Alternative rule. You may also elect to backup withhold during this 60-day period, after a 7-day grace period, under one of the two alternative rules discussed below.

Option 1. Backup withhold on any reportable payments if the payee makes a withdrawal from the account after the close of 7 business days after you receive the awaiting-TIN certificate. Treat as reportable payments all cash withdrawals in an amount up to the reportable payments made from the day after you receive the awaiting-TIN certificate to the day of withdrawal.

Option 2. Backup withhold on any reportable payments made to the payee’s account, regardless of whether the payee makes any withdrawals, beginning no later than 7 business days after you receive the awaiting-TIN certificate.

The 60-day exemption from backup withholding does not apply to any payment other than interest, dividends, and certain payments relating to readily tradable instruments. Any other reportable payment, such as nonemployee compensation, is subject to backup withholding immediately, even if the payee has applied for and is awaiting a TIN.

Even if the payee gives you an awaiting-TIN certificate, you must backup withhold on reportable interest and dividend payments if the payee does not certify, under penalties of perjury, that the payee is not subject to backup withholding.

If you do not collect backup withholding from affected payees as required, you may become liable for any uncollected amount.

Payees Exempt From Backup Withholding

Even if the payee does not provide a TIN in the manner required, you are not required to backup withhold on any payments you make if the payee is:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2);

Instr. for Req. of Form W-9 (Rev. 1-2011)

2. The United States or any of its agencies or instrumentalities;

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions, agencies, or instrumentalities;

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities; or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation;

7. A foreign central bank of issue;

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States;

9. A futures commission merchant registered with the Commodity Futures Trading Commission;

10. A real estate investment trust;

11. An entity registered at all times during the tax year under the Investment Company Act of 1940;

12. A common trust fund operated by a bank under section 584(a);

13. A financial institution;

14. A middleman known in the investment community as a nominee or custodian; or

15. A trust exempt from tax under section 664 or described in section 4947.

The following types of payments are exempt from backup withholding as indicated for items 1 through 15 above.

Interest and dividend payments. All listed payees are exempt except the payee in item 9.

Broker transactions. All payees listed in items 1 through 5 and 7 through 13 are exempt. Also, C corporations are exempt. A person registered under the Investment Advisers Act of 1940 who regularly acts as a broker is also exempt.

Barter exchange transactions and patronage dividends. Only payees listed in items 1 through 5 are exempt.

Payments reportable under sections 6041 and 6041A. Only payees listed in items 1 through 7 are generally exempt.

However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC, Miscellaneous Income, are not exempt from backup withholding.

• Medical and health care payments.

• Attorneys’ fees.

• Payments for services paid by a federal executive agency. (See Rev. Rul. 2003-66, which is on page 1115 of Intenal Revenue Bulletin 2003-26 at www.irs.gov/pub/ irs-irbs/irb03-26.pdf)

Payments Exempt From Backup

Withholding

Payments that are not subject to information reporting also are not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N, and their regulations. The following payments are generally exempt from backup withholding.

Dividends and patronage dividends

• Payments to nonresident aliens subject to withholding under section 1441.

• Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

• Payments of patronage dividends not paid in money.

• Payments made by certain foreign organizations.

• Section 404(k) distributions made by an ESOP.

Interest payments

• Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.

• Payments described in section 6049(b)(5) to nonresident aliens.

• Payments on tax-free covenant bonds under section 1451.

• Payments made by certain foreign organizations.

• Mortgage or student loan interest paid to you.

Other types of payment

• Wages.

• Distributions from a pension, annuity, profit-sharing or stock bonus plan, any IRA, an owner-employee plan, or other deferred compensation plan.

• Distributions from a medical or health savings account and long-term care benefits.

• Certain surrenders of life insurance contracts.

• Distribution from qualified tuition programs or Coverdell ESAs.

• Gambling winnings if regular gambling winnings withholding is required under section 3402(q). However, if regular gambling winnings withholding is not required under section 3402(q), backup withholding applies if the payee fails to furnish a TIN.

• Real estate transactions reportable under section 6045(e).

• Cancelled debts reportable under section 6050P.

• Fish purchases for cash reportable under section 6050R.

After 2011, backup withholding will apply to certain payment card transactions by a qualified payment card agent under section 6050W.

Joint Foreign Payees

If the first payee listed on an account gives you a Form W-8 or a similar statement signed under penalties of perjury, backup withholding applies unless:

1. Every joint payee provides the statement regarding foreign status, or

2. Any one of the joint payees who has not established foreign status gives you a TIN.

If any one of the joint payees who has not established foreign status gives you a TIN, use that number for purposes of backup withholding and information reporting.

For more information on foreign payees, see the Instructions for the Requester of Forms W-8BEN, W-8ECI, W-8EXP, and W-8IMY.

Instr. for Req. of Form W-9 (Rev. 1-2011)

Names and TINs To Use

for Information Reporting

Show the full name and address as provided on Form W-9 on the information return filed with the IRS and on the copy furnished to the payee. If you made payments to more than one payee or the account is in more than one name, enter on the first name line of the information return only the name of the payee whose TIN is shown on Form W-9. You may show the names of any other individual payees in the area below the first name line on the information return.

For more information on the names and TINs to use for information reporting, see section J of the General Instructions for Certain Information Returns.

Notices From the IRS

The IRS will send you a notice if the payee’s name and TIN on the information return you filed do not match the IRS’s records. (See Taxpayer Identification Number (TIN) Matching, later.) You may have to send a “B” notice to the payee to solicit another TIN. Pub. 1281, Backup Withholding for Missing and Incorrect Name/TIN(s), contains copies of the two types of “B” notices.

Taxpayer Identification Number (TIN) Matching

TIN Matching allows a payer or authorized agent who is required to file Forms 1099-B, DIV, INT, K, MISC, OID, and/or PATR to match TIN and name combinations with IRS records before submitting the forms to the IRS. TIN Matching is one of the e-services products that is offered and is accessible through the IRS website. Go to IRS.gov and enter e-services in the search box. It is anticipated that payers who validate the TIN and name combinations before filing information returns will receive fewer backup withholding (CP2100) notices and penalty notices.

Additional Information

For more information on backup withholding, see Pub. 1281.

Instr. for Req. of Form W-9 (Rev. 1-2011)

The Dealer Manager for the Offer is:

DUNDEE CAPITAL MARKETS

Telephone: (416) 350-3388

Toll Free: 1-888-332-2661

The Depositary and Information Agent for the Offers is:

By Mail	By Registered Mail, Hand or by Courier

The Exchange Tower 130 King Street West, Suite 2950, P.O. Box 361 Toronto, Ontario M5X 1E2	The Exchange Tower 130 King Street West, Suite 2950, Toronto, Ontario M5X 1E2

North American Toll Free Phone:

1-866-851-3214

E-mail: contactus@kingsdaleshareholder.com

Facsimile: 416-867-2271

Toll Free Facsimile: 1-866-545-5580

Outside North America, Banks and Brokers Call Collect: 416-867-2272

Any questions or requests for assistance or additional copies of this Letter of Transmittal and the Offer and Circular may be directed by Shareholders to the Depositary and Information Agent or the Dealer Manager at their respective telephone numbers and locations set out above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.